UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 2, 2015

QTS Realty Trust, Inc.

QualityTech, LP

(Exact name of registrant as specified in its charter)

Maryland (QTS Realty Trust, Inc.) Delaware (QualityTech, LP)	001-36109 333-201810	46-2809094 27-0707288
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

12851 Foster Street Overland Park, KS 66213	66213
(Address of principal executive offices)	(Zip Code)

(913) 814-9988

Registrant’s telephone number, including area code:

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

QTS Realty Trust, Inc. (the “Company”) is filing this Form 8-K to disclose certain information below that has been disclosed in connection with the Company’s underwritten public offering of shares of Class A common stock (the “Offering”), which the Company announced on June 1, 2015.

Pending Acquisition of Carpathia

Overview

On May 6, 2015, through Quality Technology Services Holding, LLC, the Company’s taxable REIT subsidiary, the Company entered into a stock purchase agreement (the “Stock Purchase Agreement”) with Carpathia Holdings, LLC (the “Seller”) and Carpathia Acquisition, Inc. Pursuant to the Stock Purchase Agreement, the Company agreed to acquire Carpathia Acquisition, Inc. and its subsidiaries, including Carpathia Hosting, Inc. (collectively, “Carpathia”), which would become indirect, wholly-owned subsidiaries of the Company. This transaction is referred to herein as the “Carpathia acquisition.”

If the Carpathia acquisition is consummated, the Company will indirectly acquire 100% of the outstanding stock of Carpathia, a Virginia-based hybrid cloud services and Infrastructure-as-a-Service (“IaaS”) provider servicing enterprise customers and federal agencies.

Pursuant to the Stock Purchase Agreement, at the closing of the Carpathia acquisition, the Company will pay aggregate consideration of approximately $326 million, excluding Carpathia’s cash (which the Company will separately pay to the Seller), working capital and any other adjustments required to be made in connection with the purchase price allocation in accordance with generally accepted accounting principles, but including the prepayment of debt and the Seller’s transaction-related expenses and the assumption of capital leases, subject to customary closing adjustments. The Company plans to fund the cash portion of the purchase price, in addition to the Company’s transaction costs estimated to be approximately $5 million, through a combination of net proceeds from the Offering and borrowings under the Company’s unsecured revolving credit facility. The Offering is not conditioned upon completion of the Carpathia acquisition, and the Carpathia acquisition is not subject to a financing condition, including completion of the Offering.

The Stock Purchase Agreement contains customary representations and warranties and pre- and post-closing covenants. Pursuant to the Stock Purchase Agreement, the Seller has agreed to indemnify the Company for all losses arising from the Seller’s breach of its representations and warranties, from the Seller’s or Carpathia’s failure to perform covenants in the Stock Purchase Agreement and for any income and payroll taxes related to pre-closing tax periods. The Seller’s indemnification obligations survive for 15 months following closing (except with respect to claims for breach of post-closing covenants (which survive until expiration of the statute of limitations) and for income taxes (which survive indefinitely)), and is subject to an overall cap of $20 million. However, claims for fraud, intentional breach and income taxes related to pre-closing tax periods are not subject to the cap. The Company has also agreed to indemnify the Seller for all losses arising from breach of the Company’s representations and warranties and the Company’s failure to perform covenants (including post-closing covenants of Carpathia).

The Stock Purchase Agreement further provides that either the Company or the Seller may terminate the Stock Purchase Agreement if the Carpathia acquisition has not occurred by July 15, 2015, subject to extension in certain circumstances. The Stock Purchase Agreement also contains certain other termination rights for the Company and the Seller including, without limitation, the Company’s ability to terminate or seek specific performance of the Stock Purchase Agreement in the event that the Seller materially breaches the agreement and fails to cure its breach within 30 days after the Company delivers written notice thereof.

The closing of the Carpathia acquisition is expected to occur on or before July 15, 2015, subject to customary closing conditions. There can be no assurance that the Carpathia acquisition will be consummated on the currently contemplated terms, other terms or at all, or if consummated, of the timing thereof.

The Business of Carpathia

Carpathia is a cloud services and IaaS provider founded in 2003 and headquartered in Dulles, Virginia. Carpathia offers high level security and compliance solutions to approximately 230 commercial and government customers and has a presence in nine markets through leased space in 13 domestic and international data centers. Carpathia’s 2014 revenue was approximately $82.1 million and it had a net loss in 2014 of approximately $0.8 million. U.S. federal government agencies directly or indirectly provided approximately 35% of Carpathia’s 2014 revenue, and commercial customers provided the remaining 65%. Approximately 75% of Carpathia’s 2014 revenue was derived from products similar to the Company’s Cloud and Managed Services (C3) offering, while the remaining approximate 25% was derived from products similar to the Company’s Colocation (C2) offering. During 2014, Carpathia’s average revenue per customer was approximately $31,000, and its rental churn was approximately 7.0%. For the first quarter of 2015, Carpathia’s revenue was approximately $21.9 million, and it had net income of approximately $634,000.

Rationale for the Carpathia Acquisition

The Company believes that the Carpathia acquisition is an attractive opportunity for the Company to strengthen its existing, fully integrated real estate and technology services platform and will add scale and diversification to the Company’s business. The Company believes that the Carpathia acquisition will provide a number of strategic and financial benefits, including the following:

•	Enhances the Company’s well-established C2 and C3 Platform. The Company expects the Carpathia acquisition to bring scale to its existing Cloud and Managed Services (C3) business, accelerate its cloud capabilities, and diversify its revenue mix by expanding the Company’s C3 and Colocation (C2) products, geographic presence and customer base.

•	Accelerates the Company’s federal business. The Company expects that the Carpathia acquisition will increase its access to government business through Carpathia’s Authorizations to Operate (“ATOs”) with federal civilian and Department of Defense agencies, including a provisional ATO from the FedRAMP Joint Authorization Board.

•	Complementary with the Company’s focus on security and compliance. The Company expects that the Carpathia acquisition will further differentiate it in highly regulated markets, such as government and healthcare customers.

•	Deepens customer base. The Company expects the Carpathia acquisition to add approximately 230 customers to the Company’s current customer base, with the combined companies servicing over 1,000 customers in North America, Europe and Asia-Pacific.

•	Expands geographic footprint. Through Carpathia’s operations in eight domestic and five international facilities in Toronto, Amsterdam, London, Hong Kong and Sydney, the Carpathia acquisition is expected to expand the Company’s geographic footprint. The Company believes that the addition of international capabilities will enable it to expand its relationships with existing customers. The Company expects that Carpathia’s domestic footprint in the Mid-Atlantic region, including the Vault/IBX Campus, combined with its mega data center in Richmond, Virginia, will enable the Company to better support federal government business and allow for the migration of several of Carpathia’s customers to the Company’s existing facilities.

•	Immediate and long-term financial benefit. The Company expects the Carpathia acquisition to be financially beneficial to it on a leverage neutral basis.

On a pro forma basis assuming the completion of the Carpathia acquisition, the Company will have more than 1,000 customers in 25 data centers located in 14 markets.  The Company’s C1/C2/C3 customer mix, based on MRR at December 31, 2014, would be approximately 31% C1 customers, 42% C2 customers and 27% C3 customers, on a pro forma basis taking into account the Carpathia acquisition.

In addition to the foregoing, if consummated, the Carpathia acquisition also will expand the Company’s executive team. Peter Weber, Carpathia’s Chief Executive Officer, would join the Company’s executive team as Chief Product Officer, and the remainder of the Carpathia leadership team also would continue to play key roles in further developing and delivering products and services that customers seek and value.

Risks Related to the Carpathia Acquisition

Failure to complete the Carpathia acquisition could negatively impact the Company’s business, prospects, financial condition and results of operations, which could have a material adverse effect on the Company.

The Company intends to use all or a significant portion of the net proceeds of the Offering to fund the cash consideration for (or indebtedness incurred in connection with) the Carpathia acquisition. The Carpathia acquisition is subject to certain closing conditions, including, among other things, the continuing accuracy of representations and warranties (except as would not have a material adverse effect), compliance with covenants, receipt of certain required third-party consents and clearance from the Federal Trade Commission pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. Moreover, the Stock Purchase Agreement may be terminated by either party without penalty if the transaction has not been consummated by an outside date of July 15, 2015 (or, if the failure is solely due to antitrust waiting periods or approvals having not yet expired or been obtained, by the earlier of August 31, 2015 or the third business day following such expiration or approval). There can be no assurance that any condition to the closing of the transaction will be satisfied or waived before the outside date, or at all. Therefore, there can be no assurance with respect to the timing of the closing of the transaction or whether the transaction will be completed on the currently contemplated terms, other terms or at all. If the Carpathia acquisition is not completed for any reason, the Company may be subject to several risks, including, but not limited to, the following:

•	the issuance of a significant number of additional shares of the Company’s common stock in the Offering without realizing a corresponding increase in earnings and cash flow from acquiring the Carpathia business;

•	the focus of the Company’s management having been directed toward the transaction and integration planning instead of on the Company’s core business and other opportunities that could have been beneficial to it;

•	the Company’s intention in that case to use the net proceeds of the Offering for other general corporate purposes, including the repayment of debt, which may not be accretive to the Company’s results of operations; and

•	the incurrence of substantial legal, accounting, financial advisory and costs relating to the transaction that are payable whether or not the transaction is completed.

If the transaction is not completed, these risks may materially adversely affect the Company’s business, prospects, financial condition, liquidity and results of operations, which could have a material adverse effect on the Company.

The intended benefits of the Carpathia acquisition may not be realized, which could negatively impact the Company’s business, prospects, financial condition, liquidity and results of operations, which could have a material adverse effect on the Company.

The Company may not be able to achieve the anticipated benefits of the Carpathia acquisition, even if the transaction is consummated. Upon completion of the Carpathia acquisition, the Company expects to integrate the business of Carpathia with the Company’s existing operations. The Company may be unable to accomplish the integration smoothly, successfully or within anticipated cost estimates. The diversion of the Company’s management’s attention from the Company’s current operations to these integration efforts, and any difficulties encountered, could prevent the Company from realizing the full benefits the Company anticipates to result from the Carpathia acquisition and could have a material adverse effect on the Company. Additional risks include, among others:

•	the inability to successfully integrate the operations, maintain consistent standards, controls, policies and procedures, or realize the benefits the Company anticipates of the Carpathia acquisition within the anticipated timeframe or at all;

•	the inability to effectively monitor and manage the Company’s expanded business, retain customers, suppliers and business partners, attract new customers, retain key employees or attract highly qualified new employees;

•	anticipated future synergies, accretion, revenues, cost savings or operating metrics may fail to materialize or the Company’s estimates thereof may prove to be inaccurate;

•	the acquired business may fail to perform as expected;

•	certain portions of the acquired business are located in new markets, including foreign markets, in which the Company have not previously operated, where the Company faces risks associated with an incomplete knowledge or understanding of the local market;

•	the market price of the Company’s common stock may decline if the Company does not achieve the benefits the Company anticipates of the transaction as rapidly or to the extent anticipated by financial or industry analysts or if the effect of the transaction on the Company’s financial results is not consistent with the expectations of financial or industry analysts; and

•	potential unknown liabilities with limited or no recourse against the Seller and unforeseen increased expenses related to the Carpathia acquisition.

The Company cannot assure you that it will be able to complete the integration without encountering difficulties or that any such difficulties will not have a material adverse effect on the Company. Failure to realize the intended benefits of the Carpathia acquisition could adversely affect the Company’s business, prospects, financial condition, liquidity and results of operations, which could have a material adverse effect on the Company.

The Company’s indemnification rights under the Stock Purchase Agreement are limited.

Under the Stock Purchase Agreement, the Company’s right to recover losses from the Seller arising from breaches of representations and warranties and failure to perform covenants survives only for 15 months following closing (subject to certain exceptions for breaches of post-closing covenants and for income taxes) and is subject to an overall cap of $20 million (although claims for fraud, intentional breach and income taxes related to pre-closing tax periods are not subject to the cap). Claims for breaches of representations and warranties are further subject to a deductible of $1.5 million (other than with respect to taxes, which are subject to a deductible of $750,000). Therefore, to the extent the Company incurs losses from the Carpathia acquisition due to breaches by the Seller, even of certain “fundamental” representations such as capitalization and authority, the Company’s recovery generally will be limited to the $20 million cap and 15 month survival period, which could have a material adverse effect on the Company.

Following the Carpathia acquisition, the growth of Carpathia’s business (and the Company’s Cloud and Managed Services business generally) will continue to be limited by the 25% limit on ownership of TRS stock imposed by the Code.

The Company expects to consummate the Carpathia acquisition and hold Carpathia’s business through its taxable REIT subsidiary. The Code provides that no more than 25% of the value of a REIT’s assets may consist of shares or securities of one or more taxable REIT subsidiaries (“TRSs”) and that at least 75% of its assets must consist of “real estate assets.” Following the Carpathia acquisition, the Company will provide Carpathia’s hybrid cloud services and IaaS product to customers through the Company’s TRS. The Carpathia acquisition will significantly increase the value of the Company’s TRS. Moreover, the Company’s investment in its TRS does not qualify as a “real estate asset” for purposes of the 75% “real estate asset” requirement. The 25% ownership limitation on TRS stock and the 75% “real estate asset” requirement could limit further growth of the Company’s Cloud and Managed Services business. In addition, because the Company’s TRS is subject to regular corporate income tax on its profits, subject to offset, to the extent the Company has available, tax net operating losses, the Company’s profits from the its Cloud and Managed Services will be subject to regular corporate income tax and will not benefit from the special income tax treatment afforded REITs.

Furthermore, given limitations under the tax rules applicable to REITs, the Company has been providing its Cloud and Managed Services through the Company’s TRS. The Company had been seeking a ruling from the Internal Revenue Service (“IRS”) to the effect that payments received from customers for “cloud storage” on servers at the Company’s data centers would qualify as “rents from real property” for purposes of the gross income tests applicable to REITs, with the goal of conducting the “cloud storage” portion of the Company’s business directly through the REIT. After discussions with the IRS, the Company has decided to withdraw the Company’s request relating solely to cloud storage, but continue to seek a ruling with respect to the interconnect and cross connect operations, and expect to receive a favorable ruling in this respect. Based on these developments, the Company will continue to provide all of its Cloud and Managed Services through the Company’s TRS.

If the Carpathia acquisition is consummated, the Company will acquire additional government customers, contracts and subcontracts, which may subject the Company to additional risks, including early termination, audits, investigations, sanctions and penalties, which could have a material adverse effect on the Company.

If the Carpathia acquisition is consummated, the Company will derive increased revenues from contracts with the U.S. government, state and local governments, and subcontracts with government contractors. Some of these customers may be entitled to terminate all or part of their contracts at any time, without cause.

Recently, political pressure has increased for governments and their agencies, both domestically and internationally, to reduce spending. Some of Carpathia’s and the Company’s federal government contracts and subcontracts are directly or indirectly subject to Congressional approval of appropriations to fund the expenditures under these contracts. Similarly, some of Carpathia’s and the Company’s contracts and subcontracts at the state and local levels are subject to government funding authorizations. To the extent that funding underlying any of these government contracts or subcontracts is reduced or eliminated, there is an increased risk that the counterparties may terminate the contracts or subcontracts, which could have a material adverse effect on the Company.

Government contracts and subcontracts also are generally subject to government audits and investigations. To the extent the Company fails to comply with laws or regulations related to such contracts, any such audit or investigation of the Company could result in various civil and criminal penalties and administrative sanctions, including termination of such contracts, refund of a portion of fees received, forfeiture of profits, suspension of payments, fines and suspensions or debarment from future government business, any of which could have a material adverse effect on the Company.

The Company’s business (which, following the Carpathia acquisition, will include Carpathia’s business) could be adversely affected by security breaches through cyber attacks, cyber intrusions or otherwise.

The Company faces risks associated with security breaches and other significant disruptions of its information technology networks and related systems, which are essential to the Company’s business operations. Following the Carpathia acquisition, the Company may be more subject to these risks. Such breaches and disruptions may occur through cyber attacks or cyber intrusions over the Internet, malware, computer viruses, attachments to e-mails, persons inside the Company’s organization or persons with access to systems inside the Company’s organization. Because a portion of Carpathia’s business focuses on serving United States government agencies and their contractors with a general focus on data security and information technology, the Company may be especially likely to be targeted by cyber attacks, including by governments, organizations or persons hostile to the Company’s government, following the Carpathia acquisition. Despite the Company’s activities to maintain the security and integrity of the Company’s networks and related systems, there can be no assurance that these activities will be effective. A security breach involving the Company’s networks and related systems could disrupt the Company’s operations in numerous ways, including by creating difficulties for the Company’s customers that may reflect poorly on the Company or by exposing the Company to potential liability, which could have a material adverse effect on the Company.

If the Carpathia acquisition is consummated, the Company will have international operations, in which the Company has no prior experience and international operations will expose the Company to regulatory, currency, legal, tax and other risks distinct from those faced by the Company in the U.S.

Foreign operations will involve risks not generally associated with investments in the United States, including:

•	the Company’s limited knowledge of and relationships with customers, contractors, suppliers or other parties in these markets;

•	complexity and costs associated with managing international development and operations;

•	difficulty in hiring qualified management, sales and other personnel and service providers;

•	differing employment practices and labor issues;

•	multiple, conflicting and changing legal, regulatory, entitlement and permitting, and tax and treaty environments;

•	exposure to increased taxation, confiscation or expropriation;

•	currency transfer restrictions and limitations on the Company’s ability to distribute cash earned in foreign jurisdictions to the United States;

•	difficulty in enforcing agreements in non-U.S. jurisdictions, including those entered into in connection with the Company’s acquisitions or in the event of a default by one or more of the Company’s customers, suppliers or contractors;

•	local business and cultural factors; and

•	political and economic instability, including sovereign credit risk, in certain geographic regions.

The Company’s inability to overcome these risks could adversely affect its international operations and could harm the Company’s business, prospects, financial condition, liquidity and results of operations.

If consummated, the Carpathia acquisition will increase the proportion of the Company’s business associated with Cloud and Managed Services, which would increase the Company’s exposure to the risks of that product service, including adverse economic or other conditions or adverse changes in law or other regulations relating to the Internet, communications or information technologies.

If consummated, the Carpathia acquisition will increase the proportion of the Company’s business dedicated to the Cloud and Managed Services market. Therefore, adverse changes in that product service, such as increased regulation of, an oversupply of or a decrease in demand for, the Cloud and Managed Services market or any other adverse condition, would have a proportionately greater adverse effect on the Company than such change would have had before the Carpathia acquisition. Additionally, the adoption or modification of laws or regulations relating to the Internet, or otherwise relating to the Company’s Cloud and Managed Services business or Carpathia’s business, or changes in interpretations of existing laws, would have a proportionately greater adverse effect on the Company than such change would have before the Carpathia acquisition. Therefore, this increased exposure to the Cloud and Managed Services market could have a material adverse effect on the Company.

Carpathia leases datacenter space in several locations under long-term non-cancellable lease agreements, and the non-renewal or loss of such leases, or the continuing obligations under such leases in the event of a loss of Carpathia’s customers or customer revenues, could have a material adverse effect on the Company.

Carpathia leases datacenter space in several locations under long-term non-cancellable lease agreements expiring through 2026 and, in turn, subleases that space to its customers. Following the Carpathia acquisition, the Company would incur costs if the Company were forced to vacate this space due to the high costs of relocating the equipment in these facilities and installing the necessary infrastructure in a new data center property. If the Company were forced to vacate any of these facilities, the Company could lose customers that chose the Company’s services based on the Company’s location. Carpathia’s landlords could attempt to evict the Company for reasons beyond the Company’s control. Further, the Company may be unable to maintain good working relationships with Carpathia’s landlords, which would adversely affect the Company’s relationship with Carpathia’s customers and could result in the loss of current customers. In addition, the Company cannot assure you that the Company will be able to renew these leases prior to their expiration dates on favorable terms or at all. Certain of such leases relate to datacenters owned by companies that may view the Company as a competitor, which may impact their willingness to extend Carpathia’s leases upon expiration. If the Company is unable to renew its lease agreements, the Company could lose a significant number of customers who are unwilling to relocate their equipment to another one of the Company’s data center properties, which could have a material adverse effect on the Company. Even if the Company is able to renew these leases, the terms and other costs of renewal may be less favorable than Carpathia’s existing lease arrangements. Failure to sufficiently increase revenue from customers at these facilities to offset these projected higher costs could have a material adverse effect on the Company.

In addition, the terms of Carpathia’s customer contracts are of shorter duration in many cases than Carpathia’s non-cancellable lease agreements for datacenter space described in the prior risk factor. Carpathia is obligated to make payments on its long-term non-cancellable leases regardless of whether its customer contracts are terminated or expire and regardless of whether its customers continue to make payments under their contracts. To the extent the Company experiences a loss of Carpathia’s customers or customer revenue, including upon expiration or termination of their customer contracts, the Company’s continuing obligations under Carpathia’s non-cancellable lease agreements for datacenter space may result in expenses to the Company without offsetting revenue, which could have a material adverse effect on the Company.

Cautionary Statement Regarding Forward-Looking Statements

Some of the statements contained in this Current Report on Form 8-K constitute forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In particular, statements pertaining to the Company’s capital resources, portfolio performance and results of operations contain forward-looking statements. Likewise, all of the Company’s statements regarding anticipated growth in the Company’s funds from operations and anticipated market conditions are forward-looking statements. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions.

The forward-looking statements contained in this Current Report on Form 8-K reflect the Company’s current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause the Company’s actual results to differ significantly from those expressed in any forward-looking statement. The Company does not guarantee that the transactions and events described will happen as described (or that they will happen at all). The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: adverse economic or real estate developments in the Company’s markets or the technology industry; national and local economic conditions; difficulties in identifying properties to acquire and completing acquisitions; the Company’s failure to successfully develop, redevelop and operate acquired properties; the Company’s failure to complete the Carpathia acquisition or successfully integrate its operations; significant increases in construction and development costs; the increasingly competitive environment in which the Company operates; defaults on or non-renewal of leases by customers; increased interest rates and operating costs, including increased energy costs; financing risks, including the Company’s failure to obtain necessary outside financing; decreased rental rates or increased vacancy rates; dependence on third parties to provide Internet, telecommunications and network connectivity to the Company’s data centers; the Company’s failure to qualify and maintain its qualification as a real estate investment trust; environmental uncertainties and risks related to natural disasters; financial market fluctuations; and changes in real estate and zoning laws and increases in real property tax rates.

While forward-looking statements reflect the Company’s good faith beliefs, they are not guarantees of future performance. Any forward-looking statements speak only as of the date on which they are made. The Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause the Company’s future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 and other documents that it files from time to time with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QTS Realty Trust, Inc.

By:	/s/ Shirley E. Goza
Shirley E. Goza
Secretary and General Counsel

June 2, 2015